Exhibit 10.1
Execution Version
AMENDMENT
TO
CREDIT AND GUARANTY AGREEMENT
          This AMENDMENT, dated as of August 17, 2006 (this “First Amendment") is entered into by and among AMERICAN ACHIEVEMENT CORPORATION, a Delaware corporation (“Company”) and AAC HOLDING CORP., a Delaware corporation (“Holdings”) and the parties signatory hereto.
          WHEREAS, Holdings and the Company have entered into that certain CREDIT AND GUARANTY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 25, 2004, by and among Company, Holdings, CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger, Joint Book Runner, Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), DEUTSCHE BANK SECURITIES INC., as a Joint Lead Arranger and Joint Bookrunner and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Syndication Agent and CIT LENDING SERVICES CORPORATION, as a Co-Documentation Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as a Co-Documentation Agent and MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Co-Documentation Agent.
          WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;
          WHEREAS, the Company desires to make certain amendments to increase its capacity to consummate certain transactions under the Credit Agreement;
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, the Company, the Requisite Lenders and the Administrative Agent agree as follows:
ARTICLE ONE: AMENDMENTS
     1. As of the First Amendment Effective Date (as defined in Article Two hereof), the Credit Agreement shall be amended as set forth in this Article One.
“Holdco” means AAC Group Holding Corp., the parent company of Holdings.
“Holdco Discount Notes Indenture” means the Indenture, dated as of November 16, 2004, in respect of the 10.25% senior discount notes due October 1, 2012 of Holdco.
"Parent” means American Achievement Group Holding Corp., the parent company of Holdco.

     2. The definition of “Consolidated Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (f) thereof and replacing it with the following:
“(f) distributions to Holdings made pursuant to Sections 6.5(c) and 6.5(l)”
     3. Section 2.14(e) of the Credit Agreement (Mandatory Prepayments/Commitment Reductions; Consolidated Excess Cash Flow) is hereby amended by deleting the period at the end thereof and replacing it with the following:
“; provided further, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 3.00:1.00 or less, the Company shall not be required to make any prepayments and/or reductions otherwise required hereby.”
     4. Section 2.24 of the Credit Agreement (Incremental Facilities) is hereby amended by deleting the existing reference to “$25,000,000” in its entirety and replacing it with “$75,000,000”.
     5. Section 6.5 of the Credit Agreement (Restricted Junior Payments) is hereby amended by deleting it in its entirety and replacing it with the following:
“6.5. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) the Company may make regularly scheduled payments of interest in respect of Senior Subordinated Notes or Refinancing Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued; (b) the Company may prepay or redeem the Senior Subordinated Notes in full with the proceeds of the Refinancing Notes; (c) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Company may make Restricted Junior Payments to Holdings in an aggregate amount not to exceed $250,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses; (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Company may make Restricted Junior Payments to Holdings, Holdings may in turn make Restricted Junior Payments to Holdco, and Holdco may, in turn, make payments to Parent to the extent necessary to permit Holdings and/or Parent to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings and/or Parent applies the amount of any such Restricted Junior Payment for such purpose; (e) the Company may on the Closing Date pay a transaction fee to the Sponsor pursuant to and as expressly required by the Management Agreement and reimburse the Sponsor for reasonable out of pocket fees, costs and expenses incurred in connection with the Transactions; (f) so long as no Default or Event of Default pursuant to Sections 8.1(a), 8.1(f) or 8.1(g)

shall have occurred and be continuing or shall be caused thereby, the Company may pay the Management Fees (plus reasonable expenses in connection with the Management Agreement and unpaid amounts accrued for prior periods); (g) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Company may repurchase the AA Notes which were not tendered in connection with the Debt Tender; (h) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may purchase or redeem, or may make Restricted Junior Payments to Holdco, which in turn may make payments to Parent so that either Holdco or Parent may purchase or redeem (and the Company may declare and pay dividends or make other distributions to Holdings the proceeds of which are to be used by Holdings to so purchase or redeem or to make Restricted Junior Payments to Holdco for such purpose) Capital Stock of Holdings (including related stock appreciation rights or similar securities) held by then present or former officers or employees of Holdings, Company or any of their Subsidiaries or by any Pension Plan upon such person’s death, disability, retirement or termination of employment or under the terms of any such Pension Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such Cash purchases or redemptions under this paragraph (h) when added to the aggregate amount of principal, interest and any other Cash amounts, if any, paid in respect of the Subordinated Management Notes, shall not exceed in any Fiscal Year $500,000; (i) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may issue Subordinated Management Notes in lieu of the Cash purchases and redemptions under paragraph (h) hereof; (j) Holdings may make on the Closing Date the payments required by the Merger Agreement; (k) the Company may make Restricted Junior Payments to Holdings and Holdings may, in turn, make Restricted Junior Payments to Holdco to the extent necessary to permit Holdco to make regularly scheduled payments of interest required under the Holdco Discount Notes Indenture, beginning October 1, 2008, at the rate of 10.25% per annum payable in cash semi-annually in arrears on April 1 and October 1 of each year (or the next succeeding Business Day), so long as at the time of such Restricted Junior Payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, and (ii) the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 3.00:1.00 or less; and (l) the Company may make Restricted Junior Payments to Holdings, Holdings may, in turn, make Restricted Junior Payments to Holdco, and Holdco may, in turn, make payments to Parent, in an aggregate amount not to exceed $200,000 in any Fiscal Year, to the extent necessary to permit Holdco and Parent to pay general administrative costs and expenses, so long as at the time of such Restricted Junior Payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, and (ii) so long as Holdings, Holdco and Parent apply the amount of any such Restricted Junior Payment for such purpose.”

     6. Section 6.7 of the Credit Agreement (Investments) is hereby amended by deleting clause (i) in its entirety and replacing it with the following:
“(i) other Investments (excluding Investments in Foreign Subsidiaries) in an aggregate amount not to exceed at any time $7,500,000;”
     7. Section 6.8(c) of the Credit Agreement (Maximum Consolidated Capital Expenditures) is hereby amended by deleting the existing reference to “$11,000,000” in its entirety and replacing it with “$16,000,000”.
     8. Section 6.8(d) of the Credit Agreement (Certain Calculations) is hereby amended by adding after the words “Section 6.8” and before the comma following such words in the third line thereof the following:
“and for purposes of calculating the Leverage Ratio as such ratio is otherwise applicable under this Agreement”
     9. Section 6.9 of the Credit Agreement (Fundamental Changes; Disposition of Assets; Acquisitions) is hereby amended by deleting clause (e) in its entirety and replacing it with the following:
“(e) Permitted Acquisitions, the consideration for which constitutes less than $15,000,000 in the aggregate from the Closing Date to the date of determination; provided that so long as the Leverage Ratio is less than 4.0:1.0, the Company may make Permitted Acquisitions the consideration for which constitutes less than $50,000,000 when aggregated with the proceeds of all other Permitted Acquisitions made within the same Fiscal Year and $100,000,000 in the aggregate from the Closing Date to the date of determination; and”
ARTICLE TWO: CONDITIONS PRECEDENT TO EFFECTIVENESS
          The provisions set forth in Article One hereof shall be effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived in accordance with Section 10.5 of the Credit Agreement):
     1. The Credit Parties, the Administrative Agent and the Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages to the Administrative Agent.
     2. The Company shall have paid all fees, costs and expenses owing to the Administrative Agent and its counsel invoiced to the Company on or before the date hereof and reimbursable by the Company under the terms of the Credit Agreement.
     3. The Company shall have paid to each Lender executing this First Amendment on or prior to First Amendment Effective Date, an amendment fee equal to 0.10% of the aggregate amount of such Lender’s outstanding Loans on the First Amendment Effective Date.
ARTICLE THREE: REPRESENTATIONS AND WARRANTIES
     In order to induce the Agents and Lenders to enter into this First Amendment, each Credit Party represents and warrants to each Agent and each Lender, that:

     1. Representations and Warranties. As of the First Amendment Effective Date, each of the representations and warranties contained in each of the Credit Documents is true, correct and complete in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.
     2. Corporate Power and Authority. As of the First Amendment Effective Date, each and every Credit Party has all requisite power to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this First Amendment, and to carry out the transactions contemplated hereby. The execution, delivery and performance of this First Amendment has been duly authorized by all necessary action on the part of each Credit Party that is a party to this First Amendment.
     3. No Conflict; Governmental Consents. The execution, delivery and performance by each of the Credit Parties to this First Amendment and the consummation of the transactions contemplated by this First Amendment do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any of the Credit Parties, any Governmental Authorization, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party, (c) result in or require the creation or imposition of any Lien upon any of the material properties or assets of any Credit Party or any of its Subsidiaries (other than any Liens created under this First Amendment or any of the other Credit Documents in favor of Collateral Agent on behalf of the Secured Parties) or (d) require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any Person under any Contractual Obligation; except for such registration, consent or approval obtained by the First Amendment Effective Date and disclosed in writing to Lenders.
     4. Binding Obligation. This First Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     5. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.
ARTICLE FOUR: AGREEMENT, ACKNOWLEDGMENT AND CONSENT
     1. Each of the Company and the Guarantors hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and consents to the modifications effected pursuant to this First Amendment. Each of the Company and the Guarantors hereby: (i) confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents, the payment and performance of all Guaranteed Obligations under the Credit Agreement and Secured Obligations (as such term is defined in the Second Lien Pledge and Security Agreement) under the Second Lien Pledge and Security Agreement now or hereafter existing under or in respect of the Credit Agreement, and confirms its grants to the Collateral Agent of a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the Guaranteed Obligations under the Credit Agreement and the Secured Obligations (as such term is defined in the Second Lien Pledge and Security Agreement) under the Second Lien Pledge and Security Agreement (whether at stated maturity, by acceleration or otherwise) and (ii) acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable (subject to the qualifications set forth in Section 4.6 of the Credit Agreement) and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Party hereby agrees and admits that it has no defenses to or offsets against any of its obligations to any Agent or any Lender under the Credit Documents.
     2. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments effected pursuant to this First Amendment, and (ii) nothing in the Credit Agreement, this First Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future waivers or amendments to the Credit Agreement.
ARTICLE FIVE: MISCELLANEOUS
     1. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.
     2. Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Notes to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this First Amendment and the Credit Agreement shall be read together and construed as a single instrument.
     3. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     4. Except as specifically waived by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     5. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     6. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

     8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.
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AAC HOLDING CORP.
By:	/s/ Sherice Bench
	Name:	Sherice Bench
	Title:	Chief Financial Officer

AMERICAN ACHIEVEMENT CORPORATION
By:	/s/ Sherice Bench
	Name:	Sherice Bench
	Title:	Chief Financial Officer

EDUCATIONAL COMMUNICATIONS, INC. COMMEMORATIVE BRANDS, INC. TAYLOR SENIOR HOLDING CORP. TP HOLDING CORP. TAYLOR PUBLISHING COMPANY CBI NORTH AMERICA, INC.
By:	/s/ Sherice Bench
	Name:	Sherice Bench
	Title:	Chief Financial Officer

TAYLOR PUBLISHING MANUFACTURING, L.P.
By:	Taylor Publishing Company
its General Partner

By:	/s/ Sherice Bench
	Name:	Sherice Bench
	Title:	Chief Financial Officer

TAYLOR MANUFACTURING HOLDINGS, LLC
By:	Taylor Publishing Company
its Sole Member

By:	/s/ Sherice Bench
	Name:	Sherice Bench
	Title:	Chief Financial Officer

GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Collateral Agent and a Lender
By:	/s/ Elizabeth Fischer
Authorized Signatory